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                                                                     EXHIBIT 4.3

                                  MARIMBA, INC.


                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


                                 AUGUST 25, 1997



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                                TABLE OF CONTENTS

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
1.      Registration Rights....................................................1
        1.1   Definitions......................................................1
        1.2   Request for Registration.........................................2
        1.3   Company Registration.............................................3
        1.4   Obligations of the Company.......................................4
        1.5   Furnish Information..............................................5
        1.6   Expenses of Demand Registration..................................6
        1.7   Expenses of Company Registration.................................6
        1.8   Underwriting Requirements........................................6
        1.9   Delay of Registration............................................7
        1.10  Indemnification..................................................7
        1.11  Reports Under Securities Exchange Act of 1934....................9
        1.12  Form S-3 Registration...........................................10
        1.13  Assignment of Registration Rights...............................11
        1.14  "Market Stand-Off"Agreement.....................................11
        1.15  Termination of Registration Rights..............................12

2       Covenants of the Company..............................................12
        2.1   Delivery of Financial Statements................................12
        2.2   Termination of Covenants........................................13
        2.3   Participation Right.............................................13
        2.4   Inspection......................................................14
        2.5   Employee Agreements.............................................15
        2.6   Proprietary Information Agreements..............................15
        2.7   Key Person Insurance............................................15

3.      Voting Provisions.....................................................15
        3.1.  Voting on Corporate Transactions................................15
        3.2.  Termination of Obligations......................................16

4.      Miscellaneous.........................................................16
        4.1   Successors and Assigns..........................................16
        4.2   Governing Law...................................................16
        4.3   Counterparts....................................................16
        4.4   Titles and Subtitles............................................16
        4.5   Notices.........................................................16
        4.6   Expenses........................................................17
        4.7   Amendments and Waivers..........................................17
        4.8   Severability....................................................17
        4.9   Aggregation of Stock............................................17
        4.10  Entire Agreement................................................17
        4.11  Remedies........................................................17



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
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        4.12  Termination of Prior Agreement..................................17

        SCHEDULE A - Schedule of Investors



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                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


               THIS INVESTOR RIGHTS AGREEMENT is made as of the 25th day of August, 1997, by and between Marimba, Inc., a Delaware corporation (the "Company"), the holders of the Company's Common Stock who are signatories hereto (the "Founders"), and the investors listed on the Schedule of Investors attached as Schedule A hereto, each of which is herein referred to as an "Investor."

                                    RECITALS

               WHEREAS, certain of the Investors (the "Series A Investors") and the Founders possess registration and other rights granted pursuant to the Marimba, Inc. Investor Rights Agreement by and among the Company, the Series A Investors and the Founders named therein, dated August 8, 1996 (the "Prior Agreement"), entered into in connection with that certain Series A Preferred Stock Purchase Agreement, dated August 8, 1996, by and among the Company and the Series A Investors (the "Series A Agreement");

               WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company, the holders of a majority of the "Registrable Securities" of the Company (as defined in the Prior Agreement) then outstanding and held by the Founders and the holders of a majority of the Registrable Securities of the Company then outstanding and held by the Series A Investors;

               WHEREAS, certain of the Investors are parties to the Series B Preferred Stock Purchase Agreement (the "Series B Agreement"), of even date herewith, by and among the Company and the Investors listed on Schedule A thereto (the "Series B Investors");

               WHEREAS, in order to induce the Company to enter into the Series B Agreement and to induce the Series B Investors to invest funds in the Company pursuant to the Series B Agreement, the Series A Investors and the Founders desire to waive and amend certain rights and restate all rights granted to them under the Prior Agreement, to terminate the Prior Agreement and to amend and restate the Prior Agreement in its entirety as set forth herein; and

               WHEREAS, the Series B Investors and the Company have agreed, pursuant to the Series B Agreement, to enter into this Agreement;

               NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

               1. Registration Rights. The Company covenants and agrees as follows:

                  1.1 Definitions. For purposes of this Section 1:

                      (a) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document



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in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                      (b) The term "Registrable Securities" means (1) the Common Stock of the Company issuable or issued upon conversion of the Series A Preferred Stock and Series B Preferred Stock issued pursuant to the Series A Agreement and Series B Agreement, respectively, (2) solely with respect to and for purposes of the registration rights provided in Section 1.3 hereof, the Common Stock of the Company held by the Founders (the "Founders' Stock"), and
(3) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A Preferred Stock, Series B Preferred Stock or Founders' Stock;

                      (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock then outstanding, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities, that are Registrable Securities;

                      (d) The term "Initial Public Offering" means the initial sale of the Company's Common Stock in an underwritten public offering pursuant to a registration statement under the Act, with aggregate proceeds to the Company of at least $12,500,000 at an initial purchase price of at least $7.5108 per share (as adjusted for stock splits, combinations and the like);

                      (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof; and

                      (f) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  1.2 Request for Registration.

                      (a) If the Company shall receive at any time after the earlier of (i) August 31, 2001, or (ii) one hundred eighty (180) days after the Initial Public Offering, a written request from the Holders of at least thirty-five percent (35%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act for a public offering in which the aggregate proceeds from the offering would exceed $5,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b) hereof, effect as soon as practicable, and in any event shall use its best efforts to effect within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 4.5 hereof.



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                      (b) If the Holders initiating the registration request
hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a) hereof. The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e) hereof) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                      (c) The Company is obligated to effect only two (2) such registrations pursuant to this Section 1.2.

                      (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders. This right shall not be utilized more than once in any twelve month period.

                  1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration.



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Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5 hereof, the Company shall, subject to the provisions of Section 1.8 hereof, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                  1.4 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                      (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                      (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                      (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                      (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                      (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                      (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                      (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.



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                      (h) Provide a transfer agent and registrar for all
Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                      (i) Provided such securities are being sold through underwriters, use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with the registration pursuant to this Section 1, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

                      (j) In connection with an underwritten public offering,
(i) cooperate with the selling Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling Holders or the underwriters in connection therewith and
(ii) participate, to the extent reasonably requested by the managing underwriter for the offering or the selling Holder, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for primary offerings of equity securities by the Company.

                  1.5 Furnish Information.

                      (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                      (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.12 hereof if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.12(b)(2).

                  1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 hereof, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the selling Holders by majority vote shall be borne by the Company; provided, however, that the Company



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shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 hereof if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 hereof; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition or business of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their full rights pursuant to Section 1.2 hereof.

                  1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 hereof for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel selected by the selling Holders hereunder by majority vote, but excluding underwriting discounts and commissions relating to the Registrable Securities.

                  1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 hereof to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Company's Initial Public Offering in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included, or (ii) any securities held by a Founder be included if any securities held by any selling Holder are excluded. For purposes of the preceding sentence concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners, retired partners, members and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying



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registration rights owned by all entities and individuals included in such
"selling stockholder," as defined in this sentence.

                  1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                      (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter, or controlling person.

                      (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such



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Violation occurs in reliance upon and in conformity with written information furnished by an officer of such Holder with the title of Vice President or above or, if such Holder is not a corporation, by a representative of such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

                      (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of receipt of notice of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section
1.10. The indemnifying party shall not be liable for any settlement of any proceeding without its written consent, which consent shall not be unreasonably withheld, or, in the alternative, without full release of its liability. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss of liability by reason of such settlement or judgment.



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


                      (d) If the indemnification provided for in this Section
1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault, as determined by such court, of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                      (e) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.11 Reports under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                      (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                      (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                      (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                      (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act, and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such



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

other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  1.12 Form S-3 Registration. If the Company receives from any Holder or Holders of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                      (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                      (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve-month period; (4) if the Company has already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12 within the prior twelve-month period; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                      (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel selected by majority vote of the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company.

Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

                  1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) (or a lesser number if all such shares held by the transferor or assignor are being transferred), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership or of a limited liability company who are members of such limited liability company (including spouses and ancestors, lineal descendants, and siblings of such partners or spouses who acquire Registrable Securities by gift, will, or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Section 1.

                  1.14 "Market Stand-Off" Agreement Each of the Investors hereby agrees that, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of the Initial Public Offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that (i) all officers, directors and 2% or greater stockholders of the Company, and all other persons with registration rights are bound by similar agreements ("Lock-Up Agreements"), (ii) that this Section 1.14 shall only apply to the first two registration statements of the Company causing securities to be sold on its behalf to the public in an underwritten offering, and (iii) that this Section
1.14 shall not apply to Common Stock purchased in the publicly-traded market after the Initial Public Offering. The Company shall provide prompt written notice to the Investors if the Company releases any officer, director or 2% or greater stockholder from a Lock-Up Agreement.

               In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any rights provided for in this Section 1 on such date after the closing of the Initial Public Offering if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period (the "Rule 144(k) Date"); provided, however that the rights set forth in Section 1.3 shall terminate with respect to a Holder's Registrable Securities upon the later of
(i) the Rule 144(k) Date and (ii) the third anniversary after the Initial Public Offering.

               2. Covenants of the Company.

                  2.1 Delivery of Financial Statements. The Company shall furnish the following information to each Holder who holds at least 125,000 shares of Registrable Securities (a "Major Investor"):

                      (a) as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP") and audited by nationally recognized independent accountants;

                      (b) within forty-five (45) days of the end of each month and each quarter, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month or quarter, in reasonable detail;

                      (c) as soon as practicable, but in any event forty-five
(45) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                      (d) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company, including any amended or new Business Plan of the Company, as the Major Investors or any assignee of the Major Investors may from time to time request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

                 The information provided pursuant to this subsection 2.1 shall be used by each Major Investor or any permitted assignee of each Major Investor solely in furtherance of its interests as an investor in the Company and each such Major Investor and any permitted assignee of such Major Investor agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided in connection with this subsection 2.1, unless such information (i) was known by such Major Investor or permitted assignee prior to its disclosure to them by the Company, (ii) has been, is now or later becomes rightfully learned by such Major Investor or permitted assignee without restriction as a matter of right by a third party not affiliated with or working for the Company nor under restriction or duty imposed by the

Company, (iii) has been, is now or later becomes publicly available through no fault of such Investor or permitted assignee, (iv) has been, is now or later is furnished to third parties by the Company, if such disclosure is or has been made to third parties without similar restriction, duty or limitation of use or
(v) has been, is now, or later is independently developed by such Major Investor or permitted assignee without use of or resort to such information and can be proven by written records. Notwithstanding the foregoing, a Major Investor may disclose, if applicable, (i) to Major Investor's general and limited partners, or members and managers, (ii) to an employee or subcontractor that has a need to know such information, or (iii) to Major Investor's Board of Directors or executive officers, such information, provided that such general or limited partners, members, managers, employees, subcontractors, or such Board of Directors or executive officers agree to be bound by the terms of this Section
2.1. The Company shall use reasonable efforts to mark such information as confidential. The obligations set forth in this paragraph will survive any termination of this subsection 2.1 or this Agreement. This Section 2.1 may be amended only with the written consent of holders of at least 66.667% of the Common Stock issued or issuable upon conversion of the Company's Series B Preferred Stock.

                  2.2 Termination of Covenants. The covenants set forth in Sections 2.1, 2.3, 2.4, 2.5, 2.6 and 2.7 hereof shall terminate as to the Major Investors and be of no further force or effect following the Company's Initial Public Offering, or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

                  2.3 Participation Right. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a participation right with respect to future sales by the Company of its Shares (as hereinafter defined). Each Major Investor shall be entitled to apportion the participation right hereby granted it among itself, its partners, members and affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

                      (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                      (b) Within 20 calendar days after receipt of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all outstanding Preferred Stock).

                      (c) If all Shares which a Major Investor is entitled to obtain pursuant to subsection 2.3(b) hereof are not elected to be obtained as provided in subsection

2.3(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                      (d) The participation right in this paragraph 2.3 shall not be applicable (i) to the future issuance or sale of shares of Common Stock (or options therefor) to Company employees, directors, officers, or consultants for the primary purpose of soliciting or retaining their employment or services,
(ii) the issuance of up to 3,050,000 shares of Series B Preferred Stock, (iii) to or after consummation of the Company's Initial Public Offering, (iv) the issuance of securities pursuant to corporate or strategic partnerships or alliances approved by the Board of Directors, including that director elected by the holders of the Company's Series A Preferred Stock, (v) the issuance of Common Stock pursuant to the conversion of the Series A Preferred Stock or Series B Preferred Stock, (vi) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise, approved in good faith by the Board of Directors, including that director, if any, elected by the holders of the Company's Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting together as a single class, (vii) the issuance of securities to lenders or lessors in connection with a bona fide loan or lease financing approved in good faith by the Company's Board of Directors, including that director, if any, elected by the holders of the Company's Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting together as a single class and (viii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities the original issuance of which was subject to or exempt from this Section 2.3.

                  2.4 Inspection. The Company shall permit each Major Investor, at Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.4 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                  2.5 Employee Agreements. Unless approved by the Board of Directors of the Company (including the approval of (A) the director elected by holders of the Company's Series A Preferred Stock and (B) the director, if any, elected by holders of the Company's Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting together as a single class), all future employees of the Company who shall purchase (other than by exercise of stock options), or receive options to purchase, shares of the Company's Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for vesting of shares over a three-year period with the first 33.33% of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following 24 months thereafter. The Company shall retain the right to repurchase unvested shares at cost.

                  2.6 Proprietary Information Agreements. The Company will use its reasonable commercial efforts to ensure that all employees of and consultants to the Company execute the Company's Proprietary Information and Inventions Agreement.

                  2.7 Key Person Insurance. The Company shall obtain within 120 days after the date hereof and shall use commercially reasonable efforts to maintain in full force and effect key person term life insurance on the lives of Kim Polese and Arthur A. Van Hoff, the proceeds of the policy payable to the Company in the amounts of $1,000,000, respectively.

              3.  Voting Provisions.

                  3.1 Voting on Corporate Transactions. In the event that a Corporate Transaction (as defined below) (i) is approved by the Board of Directors of the Company, and (ii) if applicable, receives the stockholder approval provided in Section 6 of Article IV of the Amended and Restated Certificate of Incorporation of the Company, then each Investor hereby agrees, if such Corporate Transaction is intended by the parties to be accounted for as a "pooling of interests," to take all actions reasonably deemed necessary by the Company's Board of Directors to preserve pooling of interest accounting treatment for such Corporate Transaction, including, but not limited to, not exercising any dissenters' rights under applicable law and refraining from transferring any securities of the Company, the acquiror, or any other applicable company during any period prohibited by then applicable pooling of interests rules, whether before or after the Corporate Transaction. For purposes of this Section 3, a Corporate Transaction shall mean a merger or other combination or acquisition of the Company by or with another entity, or a sale of all or substantially all of the assets of the Company. After receiving proper notice, the Investors and their respective affiliated entities, as holders of shares of voting securities, shall be present, in person or by proxy, at all meetings of stockholders of the Company to vote on the approval of a Corporate Transaction so that all shares of voting securities beneficially owned by such Investors and/or its affiliated entities may be counted for the purposes of determining the presence of a quorum at such meetings. Neither an Investor nor any of its affiliated entities shall deposit any voting securities beneficially owned by such holders in a voting trust or subject any such securities to any arrangement or agreement with respect to the voting of such securities.

                  3.2 Termination of Obligations. The voting and other obligations of the Investors pursuant to Section 3.1 above shall terminate upon the Company's Initial Public Offering.

              4.  Miscellaneous.

                  4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of

Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement may be assigned without the Company's consent to (i) a transferee of 125,000 shares of Registrable Securities, (ii) a wholly owned subsidiary of Investor, (iii) a parent company that wholly owns Investor ("Parent"), (iv) any direct or indirect wholly owned subsidiary of Parent or (v) a partnership of which such Investor, or any person described in clauses (ii),
(iii) or (iv) above, or any direct or indirect wholly owned subsidiary of Investor, is a general partner, provided such assignee agrees to be bound by all the terms of this Agreement.

                  4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  4.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (i) personal delivery to the party to be notified, (ii) five (5) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, or (iii) facsimile with confirmed receipt.

                  4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

                  4.7 Amendments and Waivers. Unless otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the holders of at least a majority of the Registrable Securities then outstanding and held by the Founders, the holders of at least a majority of the Registrable Securities then outstanding and held by the Series A Investors and the holders of at least a majority of the Registrable Securities then outstanding and held by the Series B Investors. Each Investor and Founder acknowledges and agrees that any amendment or waiver effected in accordance with this paragraph shall be binding upon all holders of any Registrable

Securities, each future holder of all such Registrable Securities, and the Company, whether or not such holder in fact consented to such amendment or waiver.

                  4.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  4.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. The term Major Investor shall include any general partners or affiliates of the Major Investor.

                  4.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  4.11 Remedies. Notwithstanding any provision herein, the parties recognize that the ascertainment of damages in the event of a breach of
Section 3.1 would be difficult and that there may be no adequate remedy at law for such breach. The parties therefore agree that, in addition to any available remedies at law, the Company shall be entitled to any and all appropriate equitable relief, including injunctive relief, pursuant to Section 3.1 in the event of any breach thereof.

                  4.12 Termination of Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall terminate and be of no further force and effect, and shall be superseded and replaced in its entirety by this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.


                                        MARIMBA, INC.


                                        By: /s/ KIM POLESE
                                           -------------------------------------
                                           Kim Polese,
                                           President and Chief Executive Officer

                               Address: 445 Sherman Avenue
                                        Palo Alto, CA 94306



                                        FOUNDERS:

                                        /s/ JONATHAN PAYNE
                                        ----------------------------------------
                                        JONATHAN PAYNE

                               Address: c/o Marimba, Inc.
                                        445 Sherman Avenue
                                        Palo Alto, CA  94306

                                        /s/ KIM POLESE
                                        ----------------------------------------
                                        KIM POLESE

                               Address: c/o Marimba, Inc.
                                        445 Sherman Avenue
                                        Palo Alto, CA  94306

                                        /s/ SAMI SHAIO
                                        ----------------------------------------
                                        SAMI SHAIO

                               Address: c/o Marimba, Inc.
                                        445 Sherman Avenue
                                        Palo Alto, CA  94306

                                        /s/ ARTHUR A. VAN HOFF
                                        ----------------------------------------
                                        ARTHUR A. VAN HOFF

                               Address: c/o Marimba, Inc.
                                        445 Sherman Avenue
                                        Palo Alto, CA  94306

                         SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        KLEINER PERKINS CAUFIELD & BYERS VIII,
                                        L.P.
                                        By: KPCB VIII Associates, L.P., its
                                            General Partner

                                        By: /s/ DOUG MACKENZIE
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                        KPCB INFORMATION SCIENCES ZAIBATSU FUND
                                        II, L.P.
                                        By: KPCB VII Associates, L.P., its
                                            General Partner

                                        By: /s/ DOUG MACKENZIE
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                        KPCB JAVA FUND, L.P.
                                        By: KPCB Java Associates, L.P., its
                                            General Partner

                                        By: /s/ DOUG MACKENZIE
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                               Address: c/o Kleiner Perkins Caufield & Byers
                                        2750 Sand Hill Road
                                        Menlo Park, CA 94025-7020
                                        Attn: Doug MacKenzie


                         SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        KPCB VIII FOUNDERS FUND, L.P.
                                        By: KPCB VIII Associates, L.P., its
                                            General Partner

                                        By:  /s/ DOUG MACKENZIE
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                               Address: c/o Kleiner Perkins Caufield & Byers
                                        2750 Sand Hill Road
                                        Menlo Park, CA 94025-7020
                                        Attn: Doug MacKenzie



                         SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        CPQ HOLDINGS, INC.

                                        By: /s/ ROBERT W. STEARNS
                                           -------------------------------------

                                        Name: Robert W. Stearns

                                        Title: Senior Vice President,
                                               Technology & Corporate
                                               Development

                               Address: c/o Compaq Computer Corporation
                                        MC110701
                                        20555 S.H. 249
                                        Houston, TX 77070
                                        Attn: Stephanie A. Lucie



                         SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        ITOCHU Technologies, Inc.


                                        /s/ SHIGEKI NISHIYAMA
                                        ----------------------------------------
                                        By: Shigeki Nishiyama
                                        Its: President

                               Address: c/o Itochu Technology, Inc.
                                        3100 Patrick Henry Drive
                                        Santa Carla,  CA 95054



                         SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        ITOCHU CORPORATION


                                        /s/ EIZO KOBAYASHI
                                        ----------------------------------------
                                        By: Eizo Kobayashi
                                        Its: General Manager

                               Address: 5-1, Kita-Aoyama 2-chome
                                        Minato-ku, Tokyo 107-77, Japan


                                        ITOCHU TECHNO-SCIENCE CORP.


                                        /s/ HIRO SATAKE
                                        ----------------------------------------
                                        By: Hiro Satake
                                        Its: President

                               Address: 11-5 Fujimi 1-chome
                                        Chiyoda-ku, Tokyo 102, Japan



                         SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        LEHMAN BROTHERS HOLDINGS INC.


                                        /s/ ALAN WASHKOWITZ
                                        ----------------------------------------
                                        By: Alan Washkowitz
                                        Its: Vice President

                               Address: 3 World Financial Center
                                        New York, NY 10285
                                        Attn: Mike Odrich



                         SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        DMG EMPLOYEE COINVESTMENT FUND, L.P.


                                        By: /s/ GEORGE F. BOUTROS
                                           -------------------------------------

                                        Name:  George F. Boutros
                                             -----------------------------------

                                        Title: Managing Director/General Partner
                                              ----------------------------------


                                        DMG TECHNOLOGY VENTURES, L.L.C.


                                        By:  /s/ GEORGE F. BOUTROS
                                           -------------------------------------

                                        Name:  George F. Boutros
                                             -----------------------------------

                                        Title:  Managing Director
                                              ----------------------------------

                               Address: c/o DMG Technology Group
                                        1550 El Camino Real, Suite 100
                                        Menlo Park, CA 94025
                                        Attn: Bill Brady



                         SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        NATIONAL SEMICONDUCTOR CORPORATION


                                        By:  /s/ DONALD MACLEOD
                                           -------------------------------------

                                        Name:  Donald Macleod
                                             -----------------------------------

                                        Title: Executive Vice President and CFO
                                              ----------------------------------

                               Address: 2900 Semiconductor Drive
                                        Mail Stop D3-580
                                        Santa Clara, CA 95051
                                        Attn:  Tom Humphrey



                         SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        ATTRACTOR INSTITUTIONAL LP
                                        By: MM Attractor Ventures LLC,
                                            Its General Partner


                                        /s/ HARVEY ALLISON
                                        ----------------------------------------
                                        By: Harvey Allison


                                        ATTRACTOR LP
                                        By: MM Attractor Ventures LLC,
                                            Its General Partner


                                        /s/ HARVEY ALLISON
                                        ----------------------------------------
                                        By: Harvey Allison


                                        ATTRACTOR DEARBORN PARTNERS LP
                                        By: MM Attractor Ventures LLC,
                                            Its General Partner


                                        /s/ HARVEY ALLISON
                                        ----------------------------------------
                                        By: Harvey Allison


                               Address: c/o Attractor Investment Management Inc.
                                        2730 Sand Hill Road, Suite 280
                                        Menlo Park, CA 94025
                                        Attn: Harvey Alison



                         SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                 PEOPLESOFT, INC.


                                 By: /s/ ANEEL BHUSRI
                                    --------------------------------------------
                                    Aneel Bhusri

                                 Title:  Senior Vice President, Product Strategy


                        Address: 4440 Rosewood Drive
                                 Pleasanton, CA 94588
                                 Attn:  Aneel Bhusri



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                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        LBI Group INC.


                                        /s/ ALAN WASHKOWITZ
                                        ----------------------------------------
                                        By: Alan Washkowitz
                                        Its: Senior Vice President

                               Address: 3 World Financial Center
                                        New York, NY 10285
                                        Attn: Mike Odrich



                         SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        RONALD & GAYLE CONWAY AS TRUSTEES
                                        OF THE CONWAY FAMILY TRUST DATED
                                        9/25/96


                                        /s/ RONALD CONWAY
                                        ----------------------------------------
                                        By: Ronald Conway
                                            Trustee

                               Address: c/o Ronald and Gayle Conway
                                        76 Adam Way
                                        Atherton, CA 94027



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                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        /s/ RAYMOND J. LANE
                                        ----------------------------------------
                                        Raymond J. Lane


                               Address: 127 Alta Vista
                                        Atherton, CA 94027


                         SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        HAMBRECHT & QUIST CALIFORNIA

                                        By: /s/ LISA LEWIS
                                            ------------------------------------
                                            Lisa Lewis,
                                            Co-Controller


                              Address:  Hambrecht & Quist
                                        4th Floor Accounting
                                        One Bush Street
                                        San Francisco, CA 94104
                                        Attn: Jeff Fulcher



                        SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                  /s/ DANIEL H. RIMER
                               ------------------------------------
                                      Daniel H. Rimer


                            Address:  c/o Hambrecht & Quist LLC
                                      One Bush Street
                                      San Francisco, CA 94104









                        SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                           KARR FAMILY 1982 TRUST


                           By:   /s/ HOWARD L. KARR
                               -------------------------------------------
                                Howard L. Karr or Louise C. Karr, Trustees

                      Address:  10 Redwood Drive
                                Hillsborough, CA 94010







                        SIGNATURE PAGE TO MARIMBA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   SCHEDULE A

                              Schedule of Investors



ATTRACTOR INSTITUTIONAL LP
ATTRACTOR LP
ATTRACTOR DEARBORN PARTNERS LP
c/o Attractor Investment
Management, Inc.
2730 Sand Hill Road, Suite 280
Menlo Park, CA 94025
Attn: Harvey Alison

CPQ HOLDINGS, INC.
c/o Compaq Computer Corporation
20555 SH 249
M110701
Houston, TX 77070
Attn: Holly Wittenberg

DMG EMPLOYEE COINVESTMENT FUND, L.P.
DMG TECHNOLOGY VENTURES, L.L.C.
c/o DMG Technology Group
1550 El Camino Real, Suite 100
Menlo Park, CA 94025
Attn: William Brady

ITOCHU CORPORATION
5-1, Kita-Aoyama 2-chome
Minato-ku, Tokyo 107-77, Japan
Attn: Eizo Kobayashi

ITOCHU TECHNO-SCIENCE CORPORATION
11-5 Fujimi 1-chome
Chiyoda-ku, Tokyo 102, Japan
Attn: Shigeki Nishiyama

ITOCHU TECHNOLOGY, INC.
3100 Patrick Henry Drive
Santa Clara, CA 95054
Attn: Yasu Morimoto

KLEINER PERKINS CAUFIELD & BYERS VIII, L.P.
KPCB INFORMATION SCIENCES ZAIBATSU FUND II, L.P.
KPCB JAVA FUND, L.P.
KPCB VII FOUNDERS FUND, L.P.
c/o Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025
Attn: Douglas MacKenzie

LB I GROUP INC.
3 World Financial Center
New York, NY 10285
Attn: Michael Odrich

NATIONAL SEMICONDUCTOR CORPORATION
2900 Semiconductor Drive
Mail Stop D3-580
Santa Clara, CA 95051
Attn: Thomas Humphrey

PEOPLESOFT, INC.
4440 Rosewood Drive
Santa Clara, CA 95054
Attn: Aneel Bhusri

RONALD & GAYLE CONWAY AS
   TRUSTEES OF THE CONWAY
   FAMILY TRUST DATED 9/25/96
76 Adam Way
Atherton, CA 94027

RAYMOND J. LANE
127 Alta Vista
Atherton, CA 94027

HAMBRECHT & QUIST CALIFORNIA
One Bush Street
San Francisco, CA 94104

DANIEL H. RIMER
c/o Hambrecht & Quist LLC
One Bush Street
San Francisco, CA 94104

KARR FAMILY 1982 TRUST
10 Redwood Drive
Hillsborough, CA 94010



                                       S-3